March 26, 2020

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Vanguard Ohio Tax-Free Funds (the "Trust")

File No. 33-34261

Commissioners:

Enclosed is the 49th Post-Effective Amendment to the Trust's Registration Statement on Form N-1A, which we are filing pursuant to Rule 485(b) under the Securities Act of 1933. The purposes of this Amendment are to provide the annual update to the Trust's Registration Statement including audited financial statements for the fiscal year ended November 30, 2019, as well as a number of non-material editorial changes. This Amendment does not contain disclosures that would render it ineligible to become effective under Rule 485(b). Pursuant to Rule 485(b), this Amendment designates an effective date of March 27, 2020.

Please contact me at (610) 669-2627 with any questions or comments that you have concerning the enclosed Amendment.

Sincerely,

/s/Laura J. Merianos

Principal, Funds, Finance & Governance

The Vanguard Group, Inc.

Enclosures

cc:Lisa N. Larkin

U. S. Securities and Exchange Commission